UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 7.01	Regulation FD Disclosure

The following information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended.

Offer

On May 10, 2010, American Achievement Group Holding Corp. (“Parent Holdings”), the ultimate parent company of the registrants, AAC Group Holding Corp. (“Intermediate Holdings”) and American Achievement Corporation (“AAC”) announced the commencement of a cash tender offer (the “Offer”) to purchase any and all of (i) Parent Holdings’ outstanding 12.75% Senior PIK Notes due 2012 (the “Parent Holdings Notes”), (ii) Intermediate Holdings’ outstanding 10.25% Senior Discount Notes due October 2012 (the “Intermediate Holdings Notes”), and (iii) AAC’s outstanding 8.25% Senior Subordinated Notes due April 2012 (the “AAC Notes,” and together with the Parent Holdings Notes and Intermediate Holdings Notes, the “Notes”).  The Offer will expire at 12:00 midnight, New York City time, on June 8, 2010, unless extended or earlier terminated (the “Expiration Time”).  Subject to the terms of the Offer, holders of Notes who validly tender (and do not validly withdraw) such Notes on or prior to 5:00 p.m., New York City time, on May 24, 2010, unless extended or earlier terminated (the “Early Tender Time”), will receive total consideration equal to (x) in the case of Parent Holdings Notes validly tendered, $1,063.75 per $1,000.00 principal amount of such Notes, (y) in the case of Intermediate Holdings Notes validly tendered, $1,028.13 per $1,000.00 principal amount of such Notes, and (z) in the case of AAC Notes validly tendered, $1,001.25 per $1,000.00 principal amount of such Notes (each, the “Total Consideration”), which includes an early tender premium in the amount of $50.00 per $1,000.00 principal amount of the Notes (the “Early Tender Premium”).  Holders who desire to receive the Total Consideration must validly tender (and not withdraw) their Notes on or prior to the Early Tender Time.  Holders validly tendering their Notes after the Early Tender Time and on or prior to the Expiration Time will be eligible to receive only the tender offer consideration equal to the Total Consideration minus the Early Tender Premium.  Any accrued or unpaid interest on the Notes will be paid in cash in addition to the Total Consideration.  Tendered Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on May 24, 2010, but not thereafter.  Validly withdrawn Notes may be re-tendered at any time on or prior to the Expiration Time.

Parent Holdings, Intermediate Holdings and AAC intend to fund payment for the Notes that they purchase in the Offer with a combination of one or more of (i) the proceeds of a debt financing (the “Debt Financing”) by AAC resulting in proceeds of at least $400,000,000, which may include one or more series of notes and/or credit facilities and which may be secured or unsecured, on terms and conditions satisfactory to AAC in its sole discretion, and (ii) cash on hand.

The Offer is subject to the satisfaction or waiver of certain conditions, including the consummation of the Debt Financing on terms and conditions satisfactory to AAC in its sole discretion.  AAC may withdraw any offering of notes pursuant to the Debt Financing at any time and for any reason, including unfavorable market conditions.

A copy of the press release announcing the Offer is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)              Exhibits

99.1                            Press Release dated May 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010                                                                By:           /s/ ALYCE ALSTON

Alyce Alston
Chief Executive Officer